UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2014 (October 30, 2014)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2014, American DG Energy Inc. (the “Company”) appointed Benjamin M. Locke, age 46, to Co-CEO, effective immediately. Mr. Locke will serve with current Company CEO, John N. Hatsopoulos.

Prior to joining the Company, Mr. Locke was general manager of Tecogen Inc., the Company's affiliate and primary supplier of co-generation technology. There he was responsible for overall business development and strategic planning. Prior to working for Tecogen Inc., from 2001 to 2013 Mr. Locke served as director of business development at Metabolix Inc.. There he was responsible for developing and executing strategic arrangements with businesses and governments for the commercialization of profitable new clean energy technologies.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits - The registrant hereby files the following exhibits:

•	Exhibit 99.1 – New Co-CEO Press Release, dated October 30, 2014.

FORWARD-LOOKING STATEMENTS

This current report and exhibit contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This current report does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The company may or may not execute a debt facility or use debt for its projects. The statements in this letter are made as of the date of this letter, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 4, 2014	AMERICAN DG ENERGY INC.
By: /s/ Gabriel J. Parmese
Gabriel J. Parmese, Chief Financial Officer